                                                                Exhibit 10.24(d)

                               LICENSE AGREEMENT
                               -----------------

     This Agreement is made by and between Westinghouse Electric Corporation, a Delaware corporation, having a principal place of business at 1515 Broadway, New York, NY 10036 (hereinafter referred to as "WESTINGHOUSE"), and Catalina Lighting, Inc., a Florida corporation, having a principal place of business 18191 Northwest 68th Avenue, Miami, FL 33015 (hereinafter referred to as "CATALINA").

     WHEREAS, WESTINGHOUSE and CATALINA entered into that certain Licensing Agreement dated April 26, 1996, and first amended effective March 01, 1999 and second amendment effective October 1, 2000 (the "Previous License Agreement");

     Whereas WESTINGHOUSE and CATALINA hereby desire to enter into a new License Agreement on the terms and conditions contained herein;

     WHEREAS, WESTINGHOUSE is the owner of certain valuable and famous trademarks;

     WHEREAS, CATALINA is in the business of manufacturing and selling lighting fixtures, portable lighting and other products; and

     WHEREAS, CATALINA desires to become licensed under certain WESTINGHOUSE trademarks and WESTINGHOUSE is willing to grant such license under the following terms and conditions.

     NOW, THEREFORE, in consideration of the premises and the covenants herein contained, the parties hereto agree as follows.

                               1.0 - DEFINITIONS
                               -----------------

     In this Agreement the following expressions have the following meanings:

     1.1 LICENSING MANUAL - The Westinghouse Corporate identity and Licensing Manual attached hereto and made a part hereof as Appendix A.

     1.2 MARKS - The trademarks "WESTINGHOUSE", "Circle W", and "You can be sure . . . if it's Westinghouse" as shown in Appendix B attached hereto and made a part hereof.

     1.3 NIP - "Net Invoice Price" - The aggregate of the invoiced amounts for PRODUCTS less (a) returned goods, refunds, credits and allowances actually made or allowed to a customer with respect to those PRODUCTS, (b) freight or handling charges charged to customers or incurred on returned goods, and (c) sales and excise taxes actually paid.

     1.4 PRODUCTS - The lighting fixtures, portable lights and flashlights specified in Appendix C utilizing the MARKS.

     1.5  TERRITORY - United States, Canada and Mexico

                              2.0 - LICENSE GRANT
                              -------------------

     2.1 Unless sooner terminated, WESTINGHOUSE hereby grants CATALINA an exclusive license, without the right to grant sublicensee, to use the MARKS solely on or in connection with the PRODUCTS and solely in the TERRITORY until the expiration or termination of this Agreement. WESTINGHOUSE reserves to itself all other rights in and to the MARKS.

     2.2 CATALINA agrees that it shall use the MARKS only in the form approved in writing by WESTINGHOUSE and with no departures in appearance or treatment. CATALINA shall use its best efforts to insure that the MARKS used under this Agreement comply in every respect with the LICENSING MANUAL. WESTINGHOUSE hereby approves use of the MARKS by CATALINA under this Agreement that comply with the LICENSING MANUAL.

     2.3 CATALINA agrees not use nor authorize others to use the MARKS outside the TERRITORY or on any other goods or merchandise of any kind other than as specifically set forth in this Agreement or as otherwise agreed to by the parties in writing. CATALINA may request, in writing, WESTINGHOUSE's permission solely to manufacture outside the TERRITORY and WESTINGHOUSE may not unreasonably deny such request.

     2.4 CATALINA will not sell any PRODUCTS nor authorize others to sell any PRODUCTS outside the TERRITORY nor to any party where they reasonably believe PRODUCTS will be sold outside the TERRITORY, except as otherwise agreed to by the parties in writing.

     2.5 Except as otherwise approved in writing by WESTINGHOUSE, no rights are granted for the distribution of PRODUCTS as premiums, promotions or giveaways.

     2.6 The license granted is personal to CATALINA and is not assignable for any reason without WESTINGHOUSE's prior written consent.

     2.7 Nothing in this Agreement is to be construed as an assignment or grant to CATALINA of any right, title or interest in the MARKS or in any copyright, design, tradename, trademarks, trade dress or other property right beyond the limited license expressly granted hereby. CATALINA agrees not to assert any rights in the MARKS, contrary to the provisions of this Agreement.

                       3.0 - RESPONSIBILITY OF CATALINA
                       --------------------------------

     3.1 CATALINA represents, warrants and covenants that the PRODUCTS and packaging for the PRODUCTS shall be of a quality meeting or exceeding the quality of comparably priced goods sold by Home Depot or Lowe's Companies, Inc.; the PRODUCTS shall be sold with a warranty and replacement guaranty consistent with warranties and replacement guaranties provided by other manufactures of products of the same nature and price as the PRODUCTS; and the PRODUCTS shall all be of a style, appearance and quality reasonably satisfactory to WESTINGHOUSE. Before the first sale or distribution of any particular PRODUCT, CATALINA shall furnish to WESTINGHOUSE for WESTINGHOUSE's written approval, such samples of each style of the PRODUCTS as WESTINGHOUSE shall reasonably require for WESTINGHOUSE's inspection and testing, together with all tags, labels and other packaging materials to be used with the PRODUCTS, advertising and promotion materials (including catalogues for the PRODUCTS) and quality assurance information. Once WESTINGHOUSE has approved samples of the PRODUCTS, packaging materials and advertising and promotion materials (including catalogues for the PRODUCTS), CATALINA will not and will not allow others to materially depart from the approved samples without Westinghouse's prior written consent. WESTINGHOUSE shall notify CATALINA of its approval (which shall not be unreasonably withheld) within twenty-one (21) days after its receipt of the samples, including packaging, advertising and promotional material (including catalogues for the PRODUCTS) submitted in accordance with this Paragraph 3.1. Failure of WESTINGHOUSE to notify CATALINA of its approval or disapproval within such twenty-one (21) shall be deemed an approval but shall not be construed to grant CATALINA rights in violation of this Agreement. PRODUCTS or any component thereof not meeting these standards, including "second and irregulars," are not to be sold or distributed under any circumstances without WESTINGHOUSE's prior written consent. Notwithstanding the foregoing, provided CATALINA gives WESTINGHOUSE prior notice, CATALINA may from time to time revise packaging for the PRODUCTS or catalogues solely to include or change statements or other information which may be required by the rules of the Underwriters' Laboratories, Inc. or laws or regulations of any jurisdiction where the PRODUCTS are sold.

     3.2 WESTINGHOUSE, at its own expense, has the right at reasonable times on notice to CATALINA to inspect CATALINA's manufacturing facilities, warehouses and other facilities directly related to the PRODUCTS. CATALINA agrees to reasonably assist WESTINGHOUSE at WESTINGHOUSE's written request.

     3.3 To enable WESTINGHOUSE to monitor the quality of PRODUCTS, which were previously approved hereunder, CATALINA shall, upon written request, provide WESTINGHOUSE with quality assurance information and a reasonable quantity of samples annually, during the term hereof.

     3.4 CATALINA agrees to inform WESTINGHOUSE of the details of the use of the MARKS, including graphics, position, size, color, script and the like, and WESTINGHOUSE reserves the right to inspect and to approve the use of the MARKS.

     3.5 CATALINA shall refrain from and shall not authorize others to use or misuse the MARKS so as to bring discredit to WESTINGHOUSE.

     3.6 CATALINA agrees to cooperate fully and in good faith with WESTINGHOUSE for the purpose of securing and preserving WESTINGHOUSE's rights in and to the MARKS. CATALINA agrees that all use of the MARKS by CATALINA under this Agreement inures to the benefit of WESTINGHOUSE. CATALINA agrees that at the termination or expiration of this Agreement, CATALINA will be deemed to have assigned, transferred and conveyed to WESTINGHOUSE any rights, equities, good will, titles or other rights in and to the MARKS which may have been obtained by CATALINA or which may have vested in CATALINA in pursuance of endeavors covered hereby, and that CATALINA will execute any instrument requested by WESTINGHOUSE to accomplish or confirm the foregoing. Any such assignment, transfer or conveyance shall be without other consideration than the mutual covenants and considerations of the Agreement.

     3.7 CATALINA agrees to comply with any laws, rules and/or regulations with regard to the use of the MARKS including, but not limited to, any county, state and/or federal law.

     3.8 CATALINA shall not apply for the registration of, or cause the filing of an application for the registration of, a tradename or service mark, which is identical to or confusingly similar to the MARKS.

     3.9 CATALINA shall promptly notify WESTINGHOUSE of any infringement or potential infringement of the MARKS that come to its attention. CATALINA will cooperate with WESTINGHOUSE, at WESTINGHOUSE's request, in taking steps to terminate such infringement. However, CATALINA shall not take nay legal action to protect against any infringement of the MARKS without WESTINGHOUSE's permission. WESTINGHOUSE will take action against infringers to defend the MARKS but shall not be required to bring or prosecute actions or suits.

     3.10 CATALINA acknowledges and agrees that any unauthorized use or misuse of the MARKS by or for CATALINA will result in irreparable harm to WESTINGHOUSE and that WESTINGHOUSE, in addition to any other rights or remedies specified in this Agreement, shall be entitled to any remedy, legal or equitable, including without limitation preliminary injunctive relief, to correct any harm which results from such violation.

     3.11 CATALINA shall use its best efforts to maximize use of the MARKS consistent with reasonable marketing plans.

                              4.0 - COMPENSATION
                              ------------------

     4.1 CATALINA agrees to pay WESTINGHOUSE four (4.0%) percent of the NIP of all PRODUCTS sold, leased or otherwise transferred by or for CATALINA. If a NIP is not available for such PRODUCTS, a commercially equivalent amount shall apply.

     4.2 CATALINA also agrees to pay WESTINGHOUSE a minimum annual payment of Two Hundred Fifty Thousand Dollars ($250,000) for fiscal year (October 1 through September 30) 2002.

     4.3 All amounts paid by CATALINA to WESTINGHOUSE pursuant to Paragraph 4.1 shall be credited against the minimum annual payment specified in Paragraph 4.2. The balance of the minimum annual payment, if any, shall be paid to WESTINGHOUSE by November 15, 2002.

     4.4 CATALINA shall keep full, true and accurate books of account containing all particulars, which may be necessary for the purpose of determining the amount payable to WESTINGHOUSE under this Agreement. Said books and the supporting data shall be open at all reasonable times, for three (3) years following the end of the fiscal year to which they pertain, to an inspection, on a confidential basis, by an independent certified public accountant retained by WESTINGHOUSE, at WESTINGHOUSE's expense, for the purposes of verifying CATALINA's payment, and CATALINA's compliance in other respects with this Agreement. Should such inspection and resulting report indicate an underpayment by CATALINA, then CATALINA shall immediately pay such amount to WESTINGHOUSE with interest at prime rate as established by Mellon Bank, N.A. or any successor, at the time of the inspection, and should such under-payment be in excess of five (5%) percent and at least $5,000 CATALINA shall also bear all costs of the inspection.

     4.5 By forty-five (45) days of the end of each quarter, CATALINA shall deliver to WESTINGHOUSE a true and accurate report certified by an officer of CATALINA, giving such particulars of the business conducted by CATALINA hereunder, during the preceding quarter under this Agreement as are pertinent to an accounting under this Agreement. These shall include at least the following:

          (1)  The number and type of PRODUCTS sold by country; and

          (2)  Total payments due.

     Concurrently with the delivery of each such report, CATALINA shall pay to WESTINGHOUSE the amounts due for the period covered by such report. If no payments are due, it shall be so reported. In addition, within forty-five (45) days of EFFECTIVE DATE of this Agreement, CATALINA shall report and pay over to WESTINGHOUSE all amounts due under the Previous License Agreement.

     4.6 Sales of PRODUCTS in currencies other than United States dollars shall be converted to United States dollars at the conversion rate stated in the Wall Street Journal for the day prior to the date payment is made to CATALINA.

     4.7 All payments made hereunder by CATALINA shall be made to "Westinghouse Electric Corporation" in immediately available United States funds and delivered to:

          Attention:
          Louis J. Briskman
          President and Chief Executive Officer
          Westinghouse Electric Corporation
          Law Department - 49th Floor
          1515 Broadway
          New York, NY 10036

with a copy to:

          Jo Ann Haller
          Westinghouse Electric Corporation
          11 Stanwix Street
          Pittsburgh, PA 15222

                     5.0 - OWNERSHIP OF THE LICENSED MARKS
                     -------------------------------------

     5.1 CATALINA acknowledges that the MARKS, worldwide, are the property of WESTINGHOUSE and that WESTINGHOUSE has substantial and valuable goodwill in the MARKS. CATALINA shall take all reasonable measures to maintain and protect WESTINGHOUSE's proprietary rights including placing any reasonable notice of such ownership that WESTINGHOUSE shall reasonably require. CATALINA shall cooperate with WESTINGHOUSE and execute any documents reasonably required by WESTINGHOUSE to protect the MARKS. CATALINA shall not take any action, or by its knowing inaction allow any event to occur, which would injure or impair WESTINGHOUSE's proprietary rights in and to the MARKS.

     5.2 CATALINA shall indicate on all PRODUCT packaging and related advertising materials that the PRODUCTS are manufactured and distributed by or for CATALINA or a mutually agreeable designee.

     5.3 CATALINA shall comply with proper use instructions as WESTINGHOUSE may issue from time to time with respect to the MARKS.

                6.0 - REPRESENTATIONS, WARRANTIES AND COVENANTS
                -----------------------------------------------

     6.1 CATALINA represents, warrants and covenants to WESTINGHOUSE as follows:

            6.1.1 CATALINA will not use the MARKS and has not and will not grant any right or license to use the MARKS other than as authorized under this Agreement.

            6.1.2 CATALINA is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. CATALINA has all corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

     6.1.3 The execution, delivery and performance by CATALINA of this Agreement and the consummation of the transaction contemplated hereby has been duly and validly authorized by all requisite corporate action, and no other corporate act or proceeding on the part of CATALINA is necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby.

     6.1.4 CATALINA is not subject to nor obligated under its certificate of incorporation or bylaws, any applicable law, rule or regulation of any governmental authority, or any agreement, instrument, license or permit, or subject to any order, writ, injunction or decree, which would be breached or violated by its execution, delivery or performance of this Agreement.

     6.1.5 CATALINA's execution and delivery of this Agreement and performance of its obligations hereunder, including the obligation of payments hereunder, do not and will not conflict with, violate, or result in any default under any agreement, instrument or other contract to which CATALINA is a party or by which it is bound and CATALINA possesses the financial capability to fully perform its obligations hereunder.

     6.1.6 There are no claims, suits or other proceedings pending, or to the knowledge of CATALINA, threatened, which, if adversely determined, would adversely affect the ability of CATALINA to consummate the transactions contemplated by this Agreement or perform its obligations hereunder.

     6.17 CATALINA is now in compliance with and shall continue to comply with all applicable laws and regulations relating to the manufacture, sale and distribution of the PRODUCTS.

     6.18 Without cost to WESTINGHOUSE, CATALINA shall maintain insurance that protects WESTINGHOUSE, its officers, directors, employees, agents, and its parent, affiliates and their officers, employees and agents against any and all liability regardless of the basis in connection with (a) CATALINA's use of the MARKS, (b) any alleged defect(s) in the PRODUCTS, and (c) the use, manufacture, distribution, marketing, sale, service, or disposal of the PRODUCTS including without limitation any alleged contractual liability of WESTINGHOUSE. The kinds and amounts of insurance shall be as CATALINA and WESTINGHOUSE from time to time agree, and at a minimum shall include the following:

     6.1.8.1 CATALINA shall maintain, in effect for at least the life of all the PRODUCTS manufactured, distributed or serviced by or for CATALINA, liability insurance, written on an occurrence basis, with limits of at least Thirty Million U.S. Dollars or in years 2003 and later, such higher amount as may be reasonable considering legal or economic changes as well as deteriorating loss experience. The insurance will cover at least the liabilities typically insured by commercial general liability policies (including PRODUCTS/completed operations and advertising liability) issued in the year this Agreement is signed. WESTINGHOUSE shall be an additional insured on such policies, which shall contain severability of interest or cross liability clauses.

     6.1.8.2 all insurance shall be provided by insurance companies, on policy forms, and with deductibles and retentions acceptable to WESTINGHOUSE, such acceptance not to be unreasonably withheld. Any such deductible or retention shall be the responsibility of CATALINA.

     6.1.8.3 such insurance or risk financing arrangements shall be primary with no rights of contribution equitable or otherwise, with any other insurance afforded WESTINGHOUSE.

     6.1.8.4 CATALINA shall furnish WESTINGHOUSE with certificates of insurance within thirty (30) days after execution of this Agreement, and annually thereafter. Such certificates will stipulate that coverage will not be cancelled, reduced or modified without thirty (30) days prior written notice to WESTINGHOUSE. Any cancellation, reduction or modification, without the prior written consent of WESTINGHOUSE, which results in there not being in force insurance coverage which satisfies all the requirements of Paragraph 6.1.8, including all its subparagraphs, shall be deemed a material breach of this Agreement.

        6.1.8.5 at reasonable times on advance written notice to CATALINA, WESTINGHOUSE may review the insurance policies at CATALINA's offices.

        6.1.8.6 the requirements of this clause will survive this Agreement, and will remain in effect for at least the life of all the PRODUCTS manufactured, distributed, or serviced by or for CATALINA.

   6.2  WESTINGHOUSE represents, warrants and covenants to CATALINA as follows:

        6.2.1 WESTINGHOUSE is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. WESTINGHOUSE has all corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

        6.2.2 The execution, delivery and performance by WESTINGHOUSE of this Agreement and the consummation of the transaction contemplated hereby has been duly and validly authorized by all requisite corporate action, and no other corporate act or proceeding on the part of WESTINGHOUSE is necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby.

        6.2.3 WESTINGHOUSE is not subject to nor obligation under its certificate of incorporation or bylaws, any applicable law, rule or regulation of any governmental authority, or any agreement, instrument, license or permit, or subject to any order, writ, injunction or decree, which would be breached or violated by its execution, delivery or performance of this Agreement.

        6.2.4 WESTINGHOUSE is the owner of the MARKS and, and has all rights to license the MARKS in accordance with the terms of the Agreement to Westinghouse's knowledge, the use of the MARKS in the manufacture, advertising, sale and promotion of any of the PRODUCTS will not infringe any intellectual property or any other rights of any third party.

                             7.0 - INDEMNIFICATION
                             ---------------------

     7.1 CATALINA shall indemnify and hold WESTINGHOUSE and its affiliates, as well as their respective officers, directors, agents, employees, successors and assigns, harmless from and against any and all claims, suits, damages, liabilities, costs and expenses including, but not limited to, court costs and reasonable attorneys fees, arising out of, based on or in any other manner related to:

          7.1.1 the breach of any representation, warranty, covenant or obligation of CATALINA under this Agreement;

          7.1.2 any use by CATALINA of the MARKS, which is not permitted by or not in accordance with the terms of this Agreement;

          7.1.3   any defect or alleged defect in the PRODUCTS; or

          7.1.4 any claims against WESTINGHOUSE arising out of this Agreement except claim directly resulting from WESTINGHOUSE's breach of its warranties in Paragraph 6.2.

     7.2 WESTINGHOUSE shall indemnify and hold harmless CATALINA from and against the cost and expenses (including, without limitation, reasonable attorneys fees and costs) of any and all claims, suits, losses, damages, costs, demands, obligations, investigations, causes of action, and judgments arising out of any assertion or allegation of any persons, entities or government agencies that the MARKS used by CATALINA under this Agreement infringe any trademark, trade name or any other personal property right of a third party or any breach of any representation, warranty, covenant or obligation of Westinghouse under this Agreement.

     7.3 A party (the "Notifying Party") shall promptly notify the other party (the "Indemnifying Party") of the existence of any claim, demand or other action giving rise to a claim for indemnification under this Agreement which involves a third party (a "Third Party Claim") and shall give the Indemnifying Party a reasonable opportunity to defend the same at its own expense and with its own counsel, provided that the Notifying Party shall at all times have the right to participate in such defense at its own expense.

     7.4 Each party shall make available to the other, at the other's expense, such information and assistance as the other shall reasonably request in connection with the defense of a Third Party Claim threatened or filed in connection with any activities conducted hereunder.

                               8.0 - DISCLAIMERS
                               -----------------

     8.1  Nothing contained in this Agreement shall be construed as:

          8.1.1 (Except as provide din Paragraph 3.1 and Article 6.0) A WARRANTY WHETHER STATUTORY, EXPRESSED OR IMPLIED, A WARRANTY OF MERCHANTABILITY, A WARRANT OF FITNESS FOR A PARTICULAR PURPOSE, OR A WARRANTY ARISING FROM COURSE OF DEALING OR USAGE OF TRADE.

          8.1.2 an agreement to prosecute actions or suits against third parties or conferring any right to bring or prosecute actions or suits against third parties; and

          8.1.3 conferring any right to use in advertising, publicity, or otherwise, any trademarks, service marks, trade name or name of WESTINGHOUSE, or any contraction, abbreviation or simulation thereof, except as specifically permitted in this Agreement.

                      9.0 TERM, TERMINATION AND EXPIRATION
                      ------------------------------------

     9.1 Unless terminated as otherwise herein provided, this Agreement shall extend until September 30, 2002.

     9.2 WESTINGHOUSE may elect to terminate this Agreement upon thirty (30) days' prior written notice to CATALINA if:

          9.2.1 in WESTINGHOUSE's reasonable judgment CATALINA does not meet established quality standards for the PRODUCTS.

          9.2.2 in WESTINGHOUSE's reasonable judgment CATALINA's use or misuse of the MARKS may bring discredit to WESTINGHOUSE.

          9.2.3 CATALINA fails to make timely payments due WESTINGHOUSE under this Agreement.

          9.2.4 any proceeding is instituted by or for CATALINA for bankruptcy, reorganization or other relief for debtors;

          9.2.5 any proceeding is instituted by or for CATALINA to dissolve its corporate structure or for winding-up; or

          9.2.6 CATALINA shall, with the consent of its board, directly or indirectly merge or otherwise come under the control or direction of directors of another party reasonably unacceptable to WESTINGHOUSE.

     9.3 In the event of an alleged material breach by either party of any of the terms of this Agreement, the party suffering such breach shall give notice to the other, in writing, thereof, specifying the type and circumstances pertaining to such breach in form sufficient to enable opportunity for correction thereof by the party allegedly in breach. If such breach shall not have been remedied during a ninety (90) day period immediately following the receipt of such notice, the party giving said notice should have the right to notify the other in writing of its decision to terminate this Agreement. In the event that the breach is remedied within such ninety (90) day period, this Agreement shall continue in full force and effect the same as if no notice had been given. Waiver by any party of its right to terminate because of any one breach shall not constitute a waiver of any subsequent breach of the same or of a different nature. No termination of this Agreement by expiration or otherwise shall relieve or release any party from any of its obligations hereunder with respect to royalties due or acts committed under this Agreement.

     9.4  Upon any expiration or termination of this Agreement:

          9.4.1 all rights granted to CATALINA hereunder terminate at such expiration or termination.

          9.4.2 CATALINA shall immediately discontinue any and all use of the MARKS but shall permitted to sell remaining stock within one year after the effective date of termination or expiration of this Agreement;

          9.4.3 the expiry or withdrawal of CATALINA's right to use the MARKS shall not entitle CATALINA to compensation or damages of any description other than as provided in Paragraph 9.3;

          9.4.4 all accrued payments to WESTINGHOUSE shall be paid to WESTINGHOUSE within forty-five (45) days of such expiration or termination;

          9.4.5 all monies previously paid to WESTINGHOUSE pursuant to this Agreement will be retained by Westinghouse; and

          9.4.6   the provisions of Article 7.0 and 9.0 shall survive.

                             10.0 - EFFECTIVE DATE
                             ---------------------

     10.1 Upon execution by both parties, the EFFECTIVE DATE of this Agreement shall be October 1, 2001.

                             11.0 - CHOICE OF LAW
                             --------------------

     11.1 This Agreement shall be construed, interpreted and governed in accordance with the laws of the State of Delaware.

                                 12.0 - NOTICE
                                 -------------

     12.1 Any notice, request or statement hereunder shall be deemed to be sufficiently given or rendered when sent by certified mail, telex, or telegram, and if given or rendered to CATALINA addressed to:

          Attention:
          Chief Financial Officer
          Catalina Lighting, Inc.
          18191 Northwest 68th Avenue
          Miami, FL 33015
or, if given or rendered to WESTINGHOUSE addressed to:

          Attention:
          Louis J. Briskman
          President and Chief Executive Officer
          Westinghouse Electric Corporation
          Law Department - 49th Floor
          1515 Broadway
          New York, NY 10036

with a copy to:

          Jo Ann Haller
          Westinghouse Electric Corporation
          11 Stanwix Street
          Pittsburgh, PA 15222

or, in any case, to such changed address or person, as WESTINGHOUSE or CATALINA shall have specified by written notice pursuant hereto.

                               13.0 - ASSIGNMENT
                               -----------------

     13.1 CATALINA shall not assign this Agreement in whole or in part without the prior written consent of WESTINGHOUSE. WESTINGHOUSE may assign this Agreement in whole or in part.

                              14.0 - SEVERABILITY
                              -------------------

     14.1 The provisions of this Agreement are severable, and in the event that any provision of this Agreement is determined to be invalid or unenforceable under any controlling body of law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

                                 15.0 - MERGER
                                 -------------

     15.1 This instrument sets forth the entire and only agreement between the parties hereto as to the subject matter hereof; reflects and merges all pertinent prior discussions and correspondence pertaining thereto, and supersedes and cancels all pre-existing agreements pertaining thereto between them. Any representation, promise, definition, warranty or condition pertaining thereto and not incorporated herein, shall not be binding upon either party. This instrument shall not become effective unless and until dated and signed below on behalf of each of the parties by their duly authorized officers or representatives. This instrument and its appendices may not be modified, enlarged, or changed in any way hereafter except by an instrument signed by each of the parties hereto.

     15.2 CATALINA and WESTINGHOUSE agree that the Previous License Agreement is terminated as of the EFFECTIVE DATE. CATALINA and WESTINGHOUSE further agree that the second sentence of Paragraph 1(b) of the Previous License Agreement is void and of no further force or effect.

                      16.0 - REPORTING OF ADVERSE EVENTS
                      ----------------------------------

     16.1 CATALINA shall report to WESTINGHOUSE within seventy-two (72) hours from receipt of the information, any materially adverse event that is reported to occur as a result of use of any of the PRODUCTS. Such events must be reported in as much detail as possible, whether or not there is proof of a causal connection between the events and use of the PRODUCTS. A materially adverse event includes any experience relating to the PRODUCTS, which is reasonably regarded to be seriously detrimental to person or property in any manner.

                      17.0 - RELATIONSHIP OF THE PARTIES
                      ----------------------------------

     17.1 The relationship hereby established between CATALINA and WESTINGHOUSE is solely that of independent contractors. This Agreement shall not create an agency, partnership, joint venture or employer/employee relationship, and nothing hereunder shall be deemed to authorize either party to act for, represent or bind the other except as expressly provided in this Agreement.

                                18.0 - WITNESS
                                --------------

     18.1 IN WITNESS WHEREOF and intending to be legally bound, the parties hereto have caused these presents to be signed by their proper officers thereunto duly authorized.

CATALINA LIGHTING, INC.


BY: /s/ Eric Bescoby
Name: Eric Bescoby
Title: Chief Executive Officeer

DATE:____________________________


WESTINGHOUSE ELECTRIC
CORPORATION

BY: /s Louis J.Briskman
       Louis J. Briskman
       President and Chief Executive Office

DATE: November 19, 2001